UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

July 29, 2026
Date of report (Date of earliest event reported)

GENPREX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38244	90-0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Bee Cave Road, #650-227, Austin, TX		78746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 29, 2026, the Nasdaq Hearings Panel (the “Panel”) notified Genprex, Inc. (the “Company” or “Genprex”) that it has granted the Company’s request to continue the Company’s listing on The Nasdaq Capital Market (“Nasdaq”) and grant an exception (the “Exception”) to demonstrate compliance with the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”), including imposing a discretionary Panel Monitor upon the Company regaining compliance.  Under the terms of the Exception, the Panel granted the Company’s request for continued listing on Nasdaq, subject to the following:  (i) on or before July 29, 2026, the Company shall demonstrate compliance with the Bid Price Requirement; (ii) thereafter, until December 7, 2026, which represents the full extent of the Panel’s discretion in this matter with respect to the Bid Price Requirement, the Company must maintain a closing bid price at or above $1.00 for each trading day; and (iii) the Panel will maintain jurisdiction over the Company until December 7, 2026.  In the event the Company becomes non-compliant with any other listing rule during the term of the Exception, the Exception provides a mechanism for the Company to advise the Panel on its plan to cure the deficiency, with the Panel, at that time, to determine whether to grant the Company an exception to cure the deficiency or delist the Company.  Pursuant to the Exception, the Company is required to, and fully intends to, provide the Panel with prompt notification of any significant events that occur that may affect the Company’s compliance with Nasdaq requirements, including any event that may call into question the Company’s ability to meet the terms of the Exception.  The Panel has reserved the right to reconsider the terms of the Exception based on any event, condition or circumstance that exists or develops that would, in the Panel’s opinion, make continued listing of the Company’s securities on Nasdaq inadvisable or unwarranted.  There can be no assurance that the Company will be able to satisfy the terms of the Exception, or that the Company will be able to maintain compliance with the Bid Price Requirement or the other Nasdaq continued listing requirements for the duration of the Exception or for any future time period.

The Exception granted by the Panel was in connection with the previously-disclosed Bid Price Requirement matter initiated pursuant to the June 10, 2026 Nasdaq letter indicating that, based upon the Company’s lack of compliance with the with the Bid Price Requirement and the Company’s ineligibility for a 180 calendar day compliance period, the Listing Qualifications Staff of Nasdaq (the “Staff”) had determined to delist the Company’s securities from Nasdaq unless the Company timely requested a hearing before the Panel. The Company did so timely request a hearing before the Panel, which was held on July 21, 2026.  Following the Panel hearing, the Panel granted the Exception for continued listing as described above.

Item 8.01. Other Events.

Risk Factors

The Company is including the below update to its risk factors, for the purpose of supplementing and updating the “Risk Factors” disclosure contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission on March 30, 2026, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the Securities and Exchange Commission on May 13, 2026, as further supplemented and updated in the Company’s other periodic and current reports filed from time to time since such Annual Report on Form 10-K.

Our common stock is currently listed on The Nasdaq Capital Market. If we fail to regain compliance and/or maintain compliance with the continued listing requirements of Nasdaq, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our common stock is currently listed for trading on Nasdaq. On June 10, 2026, we received a letter from Nasdaq indicating that, based upon our lack of compliance with the with the requirement under Nasdaq Listing Rule 5550(a)(2) to maintain a minimum bid price of $1.00 per share for continued listing on Nasdaq (the “Bid Price Requirement”) and our ineligibility for a 180 calendar day compliance period, the Listing Qualifications Staff of Nasdaq (the “Staff”) had determined to delist our securities from Nasdaq unless we timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”). Accordingly, we did so request a hearing before the Panel (which request stayed any suspension or delisting action by the Staff), and the Panel hearing was held on July 21, 2026. At the Panel hearing, we requested an extension within which to demonstrate compliance with the Bid Price Requirement, and on July 29, 2026, the Panel granted our request for an exception to demonstrate compliance with the Bid Price Requirement (the “Exception”), which is subject to the following terms:  (i) on or before July 29, 2026, the Company shall demonstrate compliance with the Bid Price Requirement; (ii) thereafter, until December 7, 2026, which represents the full extent of the Panel’s discretion in this matter with respect to the Bid Price Requirement, the Company must maintain a closing bid price at or above $1.00 for each trading day; and (iii) the Panel will maintain jurisdiction over the Company until December 7, 2026.  In the event the Company becomes non-compliant with any other listing rule during the term of the Exception, the Exception provides a mechanism for the Company to advise the Panel on its plan to cure the deficiency, with the Panel, at that time, to determine whether to grant the Company an exception to cure the deficiency or delist the Company.

Pursuant to the Exception, we are required to, and fully intend to, provide the Panel with prompt notification of any significant events that occur that may affect our compliance with Nasdaq requirements, including any event that may call into question our ability to meet the terms of the Exception.  The Panel has reserved the right to reconsider the terms of the Exception based on any event, condition or circumstance that exists or develops that would, in the Panel’s opinion, make continued listing of our securities on Nasdaq inadvisable or unwarranted.  There can be no assurance that we will be able to satisfy the terms of the Exception, or that we will be able to demonstrate or maintain compliance with the Bid Price Requirement or the other Nasdaq continued listing requirements for the duration of the Exception or for any future time period.

We intend to continue to monitor the closing bid price of our common stock and take definitive steps in an effort to evidence and regain and maintain compliance with the Bid Price Requirement, including by implementing effective July 16, 2026 the one-for-twenty-two (1:22) reverse stock split of our common stock. However, the implementation of the reverse stock split could continue to negatively affect the price of our common stock, and there is no guarantee that our having implemented the reverse stock split will result in our regaining or maintaining compliance with the Bid Price Requirement, or that we will satisfy the terms of the Exception. We cannot assure you that the market price of our common stock after the reverse stock split will be maintained for any period of time or at any particular level.  There is also the possibility that liquidity in our common stock may continue to be adversely affected by the reduced number of shares issued and outstanding which occurred as of the effective time of the reverse stock split.

We must evidence and maintain compliance with Nasdaq’s Bid Price Requirement of $1.00 per share (and must continue to maintain compliance with Nasdaq’s other continued listing requirements, including, among other things, a minimum stockholders’ equity of $2.5 million), or risk delisting, which could have a material adverse effect on our business. In addition, upon approval of the Securities and Exchange Commission, Nasdaq amended its listing rules on July 22, 2026 to provide that where a listed company fails to meet the continued listing requirement for market value of listed securities of at least $5 million for 30 consecutive business days, such deficiency will result in immediate suspension and delisting, bypassing typical grace periods and restricting appeal rights. If our common stock is delisted from Nasdaq, it could result in a corresponding material reduction in the price of our common stock as a result of the loss of market efficiencies associated with Nasdaq and the loss of federal preemption of state securities laws. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, contractual counterparties and employees and fewer business development opportunities. If our common stock were delisted, it could be more difficult to buy or sell our common stock or to obtain accurate quotations, and the price of our common stock could suffer a material decline. Delisting could also impair our ability to raise capital on acceptable terms, if at all.

Cautionary Language Concerning Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, as amended, including those statements relating to the Company’s ability to demonstrate and maintain compliance with the Bid Price Requirement, and maintain compliance with the other continued listing requirements of Nasdaq and maintain the listing of the Company’s common stock; statements about the future listing of the Company’s common stock; statements about the Exception granted by the Panel, and statements about the Company’s ability to meet the terms of the Exception and otherwise satisfy Nasdaq listing requirements; statements about the Company’s intentions and plans for addressing Nasdaq compliance matters; statements about the possibility of whether the Company’s common stock is able to maintain its listing or is ultimately delisted; statements regarding plans that the Company may implement or actions that the Company may take in furtherance of demonstrating and maintaining compliance; statements about the possible effects, potential benefits and risks of the Company’s recently-implemented reverse stock split; and statements about the Company’s ability to advance the clinical development, manufacturing and commercialization of its product candidates in accordance with projected timelines; and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or the Company’s financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company’s Quarterly Reports on Form 10-Q filed since such Annual Report on Form 10-K, and the Company’s other filings from time to time with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPREX, INC.

Date: July 30, 2026	By:	/s/ Ryan M. Confer
Ryan M. Confer
President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)